Exhibit 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555


                         EASTGROUP PROPERTIES ANNOUNCES
                           THIRD QUARTER 2007 RESULTS

o    Funds from  Operations of $19.0  Million or $.80 Per Share,  an Increase of
     14.3%
o    Net Income  Available  to Common  Stockholders  of $7.1 Million or $.30 Per
     Share
o    Same   Property  Net  Operating   Income   Growth  of  6.5%,   6.1%  Before
     Straight-Line Rent Adjustments
o    $33 Million Invested in Acquisitions and Development
o 22 Development Properties with Projected Costs of $159 Million Under Construction or In Lease-Up
o    Percentage Leased 97.0%, Occupancy of 95.7%
o    Paid 111th Consecutive Quarterly Dividend - $.50 Per Share
o Debt-to-Total Market Capitalization of 33.7% at Quarter End with a Stock Price of $45.26 Per Share
o    Interest Coverage of 3.8x and Fixed Charge Coverage of 3.5x

JACKSON, MISSISSIPPI, October 24, 2007 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and nine months ended September 30, 2007.

FUNDS FROM OPERATIONS

For the quarter ended September 30, 2007, funds from operations (FFO) was $.80 per share compared with $.70 for the same period of 2006, an increase of 14.3% per share. The increase in FFO was mainly due to higher property net operating income (PNOI) of $4,427,000 (an 18.3% increase in PNOI). This increase in PNOI was primarily attributable to $1,547,000 from same property growth, $1,517,000 from newly developed properties and $1,395,000 from 2006 and 2007 acquisitions. Included in same property growth was $.04 per share in termination fees for the third quarter of 2007 mainly from one tenant's early termination (this space has already been re-leased), compared to $.01 per share in the same quarter of 2006. Without termination fees, the increase in FFO per share for the third quarter would have been 10.1%.

For the nine months ended September 30, 2007, FFO was $2.26 per share compared with $2.09 for the same period of 2006, an increase of 8.1% per share; excluding land sales of $.03 per share for the nine months ended September 30, 2006, the increase was 9.2% per share. The increase in FFO was mainly due to higher property net operating income (PNOI) of $10,421,000 (a 14.7% increase in PNOI). This increase in PNOI was primarily attributable to $3,165,000 from same property growth, $3,954,000 from newly developed properties and $3,409,000 from 2006 and 2007 acquisitions. Included in same property growth was $.04 per share in termination fees for the nine months in 2007 mainly from one tenant's early termination (this space has already been re-leased), compared to $.02 per share in the same period of 2006. Without termination fees and land sales for the nine months, the increase in FFO per share would have been 8.8%.

PNOI from same properties increased 6.5% for the quarter; 6.1% before straight-line rent adjustments. Rental rate increases on new and renewal leases (5.8% of total square footage) averaged 11.7% for the quarter; 2.2% before straight-line rent adjustments.

                                     -MORE-

   P. O. Box 22728 - JACKSON, MS 39225 - TEL. 601-354-3555 - FAX 601-352-1441

For the nine months ended September 30, 2007, PNOI from same properties increased 4.6%; 5.3% before straight-line rent adjustments. Rental rate increases on new and renewal leases (17.5% of total square footage) averaged 11.1% for the nine months; 3.0% before straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release. Reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, are presented in the attached schedule "Reconciliations of Other Reporting Measures to Net Income."

David H. Hoster II, President and CEO, stated, "We are pleased with our continued stable leasing and occupancy results. In addition, we continue to achieve growth in FFO per share with the third quarter of 2007 representing our thirteenth consecutive quarter of increased FFO per share compared to the previous year's quarter. It was also the seventeenth consecutive quarter of same property PNOI growth both with and without the straight-lining of rents, which illustrates the ongoing strength of our property operations."

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.30 for the three-month period ended September 30, 2007 compared with $.23 for the same period of 2006. Diluted EPS was $.78 for the nine-month period in 2007 compared to $.70 in 2006. The nine months ended September 30, 2006 included $.05 per share gain on the sale of real estate investments compared to $.01 per share in the same period of 2007.

DEVELOPMENT

Since  the  beginning  of  2007,   EastGroup  has  transferred  ten  development
properties to the portfolio as detailed below:

                                                                                             Percent      Projected
     Real Estate Properties Transferred                          Date                         Leased     Stabilized
          from Development in 2007                Size        Transferred         Cost     at 10/24/07    Yield (1)
---------------------------------------------------------------------------------------------------------------------
                                              (Square feet)                  (In thousands)
Santan 10 II, Chandler, AZ...............          85,000      01/01/07         $ 5,523       100%          10.0%
Oak Creek III, Tampa, FL.................          61,000      03/23/07           3,591       100%           9.7%
Southridge VI, Orlando, FL...............          81,000      04/01/07           5,327       100%          10.7%
Arion 16, San Antonio, TX................          64,000      04/20/07           3,899       100%          10.2%
Southridge III, Orlando, FL..............          81,000      04/20/07           5,441       100%           9.9%
Southridge II, Orlando, FL...............          41,000      05/01/07           4,242       100%          10.5%
World Houston 15, Houston, TX............          63,000      05/01/07           6,088       100%          10.0%
World Houston 23, Houston, TX............         125,000      05/01/07           7,859       100%          10.3%
Arion 17, San Antonio, TX................          40,000      06/01/07           3,628       100%          10.2%
Beltway Crossing II, Houston, TX.........          50,000      09/01/07           3,114       100%           9.7%
                                              -------------                  -------------
   Total Developments Transferred........         691,000                       $48,712
                                              =============                  =============

(1) Based on 100% occupancy and rents computed on a straight-line basis.

During the third quarter, we began construction of five additional developments with 451,000 square feet in four cities and two states. These five have a projected total investment of $29.9 million.

Also during the third quarter, the Company purchased a total of 130.5 acres of land consisting of 60.5 acres in two locations in Houston, expanding current developments, and 70 acres in San Antonio which includes a portion of residential land that is currently being marketed for sale.

For the full year, we expect to have development starts of over $115 million with a total of approximately 1.8 million square feet.

At September 30, 2007, EastGroup had 22 development properties containing 2,279,000 square feet with a projected total cost of approximately $159 million either in lease-up or under construction. These properties were collectively 41% leased at September 30, 2007 and 43% at October 24, 2007.

                                     -MORE-

   P. O. Box 22728 - JACKSON, MS 39225 - TEL. 601-354-3555 - FAX 601-352-1441

Mr. Hoster stated, "EastGroup's development program is the strongest it has ever been. This is a reflection of both the strong leasing activity at our development properties and the vibrancy of our development submarkets. Our development program has been and, we believe, will continue to be a creator of shareholder value and a major contributor to our future growth in FFO. Our goal is to add quality, state-of-the-art investments to our portfolio and thereby increase total returns to our shareholders in both the short and long term."

ACQUISITIONS AND SALES

In October, EastGroup sold Delp Distribution Center I (152,000 square feet) in Memphis for $3,275,000 and realized a gain of approximately $600,000.

Mr. Hoster stated, "The sale of Delp I reflects the Company's continued plan of reducing ownership in Memphis and other noncore markets, as market conditions permit. With this sale, the Company has only two properties (112,000 square feet) in Memphis."

DIVIDENDS

EastGroup paid dividends of $.50 per share of common stock in the third quarter of 2007, which was the 111th consecutive quarterly distribution to EastGroup's common stockholders. The annualized dividend rate of $2.00 per share yields 4.5% on the closing stock price of $44.71 on October 23, 2007.

EastGroup  also paid  quarterly  dividends  of $.4969  per share on its Series D
Preferred Stock on October 15, 2007 to stockholders of record as of September 28, 2007.

STRONG FINANCIAL POSITION

EastGroup's balance sheet continues to be strong and flexible with debt-to-total market capitalization of 33.7% at September 30, 2007. For the quarter, the Company had an interest coverage ratio of 3.8x and a fixed charge coverage ratio of 3.5x. Total debt at September 30, 2007 was $563.6 million with floating rate bank debt comprising $94.7 million of that total.

On August 8, 2007, the Company closed on a $75 million, nonrecourse first mortgage loan secured by properties containing 1,448,000 square feet. The loan has a fixed interest rate of 5.57%, a ten-year term and an amortization schedule of 20 years. The proceeds of this mortgage were used to reduce variable rate bank borrowings.

Mr. Hoster stated, "This capital transaction allowed EastGroup to further strengthen an already sound financial position by reducing our floating rate debt and increasing our debt coverage ratios, thereby enhancing the Company's flexibility in funding its development and acquisition programs.

"In addition, we are pleased to announce that Fitch Ratings recently affirmed EastGroup's rating of BBB, which should have a positive effect on capital raising costs in the future."

OUTLOOK FOR 2007

FFO per share for 2007 is estimated to be in the range of $3.10 to $3.12 ($.10 per share more than our previous estimate). The midpoint was increased from $3.01 per share to $3.11 per share. Diluted EPS for 2007 is estimated to be in the range of $1.12 to $1.14. Guidance was increased due to improved third quarter results and a condemnation award (discussed below) to be recorded in the fourth quarter of 2007.

                                     -MORE-

   P. O. Box 22728 - JACKSON, MS 39225 - TEL. 601-354-3555 - FAX 601-352-1441

The table below reconciles projected net income to projected FFO.

                                                                       Low Range                High Range
                                                                  Q4 2007     Y/E 2007     Q4 2007     Y/E 2007
                                                                -------------------------------------------------
                                                                    (In thousands except for per share data)
                                                                -------------------------------------------------
Net income                                                      $   8,731       29,299       9,207       29,775
Dividends on preferred shares                                        (656)      (2,624)       (656)      (2,624)
                                                                -------------------------------------------------
Net income available to common stockholders                         8,075       26,675       8,551       27,151
Depreciation and amortization                                      12,500       47,940      12,500       47,940
Gain on sale of depreciable real estate                              (600)        (900)       (600)        (900)
                                                                -------------------------------------------------
Funds from operations available to common stockholders          $  19,975       73,715      20,451       74,191
                                                                =================================================

Diluted shares                                                     23,780       23,779      23,780       23,779

Per share data (diluted):
Net income available to common stockholders                     $    0.34         1.12        0.36         1.14
Funds from operations available to common stockholders          $    0.84         3.10        0.86         3.12

The following assumptions and completed transactions were used:

     o    Average occupancy of 95.0% to 96.0%.
     o    Fourth quarter same property NOI increase of 0.9% to 2.9%.
     o    Non-same property NOI:
          o Development properties not transferred to the portfolio as of January 1, 2006 contributing PNOI of $.35 per share.
          o No additional lease termination fees beyond the fees recorded through September 30, 2007. The previously announced termination fee of $796,000 projected for the fourth quarter was recognized in the third quarter.
          o No sales of depreciable real estate other than the sale of Delp I in October with a gain of $600,000.
     o A gain resulting from a condemnation award, primarily compensation for land in Arion Business Park, of $.11 per share. It is anticipated that this award will be received in the fourth quarter. No other sales of nondepreciable real estate are projected.
     o General and administrative expense increase of $.03 per share in the fourth quarter due to increased performance-based compensation.
     o Floating rate bank debt at an average rate of 6.3% for the fourth quarter.
     o    No additional fixed rate debt for the remainder of the year.

DEFINITIONS

The Company's chief decision makers use two primary measures of operating results in making decisions: property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations available to common stockholders (FFO). EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts' definition, as net income (loss) computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO as defined by the Company refers to FFO available to common stockholders as it excludes dividends on preferred stock.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company's investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry's calculations of PNOI and FFO provides supplemental indicators of the properties' performance since real estate values have historically risen or fallen with market conditions. PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs. Investors should be aware that items

                                     -MORE-

   P. O. Box 22728 - JACKSON, MS 39225 - TEL. 601-354-3555 - FAX 601-352-1441
excluded from or added back to FFO are significant components in understanding and assessing the Company's financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its third quarter and review the Company's current operations on Thursday, October 25, 2007, at 11:00 A.M. Eastern Time. A live broadcast of the conference call is available by dialing 1-800-894-5910 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net. If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, October 25, 2007. The telephone replay will be available until Thursday, November 1, 2007, and can be accessed by dialing 1-800-723-0479. Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Thursday, November 1, 2007.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the reports section of the Company's website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California. The Company's goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range. The Company's strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets. EastGroup's portfolio currently includes 23.3 million square feet with an additional 2,279,000 square feet of properties under development. EastGroup Properties, Inc. press releases are also available on the Company's website.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

     o    changes in general economic conditions;

     o    the extent of tenant defaults or of any early lease terminations;

     o the Company's ability to lease or re-lease space at current or anticipated rents;

     o    changes  in  the   supply  of  and  demand  for   industrial/warehouse
          properties;

     o    increases in interest rate levels;

     o    increases in operating costs;

     o    the availability of financing;

     o natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

     o    changes in governmental regulation, tax rates and similar matters; and

     o other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule or that development or operating costs may be greater than anticipated.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.

                                     -MORE-

   P. O. Box 22728 - JACKSON, MS 39225 - TEL. 601-354-3555 - FAX 601-352-1441

                           EASTGROUP PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                   Three Months Ended          Nine Months Ended
                                                                                      September 30,               September 30,
                                                                                ----------------------------------------------------
                                                                                   2007          2006          2007          2006
                                                                                ----------------------------------------------------
REVENUES
Income from real estate operations                                              $ 39,153        33,674        112,192       98,554
Other income                                                                          20           221             65          255
                                                                                ----------------------------------------------------
                                                                                  39,173        33,895        112,257       98,809
                                                                                ----------------------------------------------------
EXPENSES
Expenses from real estate operations                                              10,490         9,438         30,759       27,542
Depreciation and amortization                                                     12,200        10,396         35,312       30,827
General and administrative                                                         1,993         1,990          5,868        5,434
                                                                                ----------------------------------------------------
                                                                                  24,683        21,824         71,939       63,803
                                                                                ----------------------------------------------------

OPERATING INCOME                                                                  14,490        12,071         40,318       35,006

OTHER INCOME (EXPENSE)
  Equity in earnings of unconsolidated investment                                     65            74            214          213
  Interest income                                                                     38            68             94          111
  Interest expense                                                                (7,086)       (6,314)       (20,162)     (19,046)
  Minority interest in joint ventures                                               (133)         (179)          (441)        (452)
                                                                                ----------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                                                  7,374         5,720         20,023       15,832
                                                                                ----------------------------------------------------

DISCONTINUED OPERATIONS
  Income from real estate operations                                                  31           193             87          734
  Gain on sale of real estate investments                                            309             7            323        1,091
                                                                                ----------------------------------------------------
INCOME FROM DISCONTINUED OPERATIONS                                                  340           200            410        1,825
                                                                                ----------------------------------------------------

NET INCOME                                                                         7,714         5,920         20,433       17,657

Preferred dividends-Series D                                                         656           656          1,968        1,968
                                                                                ----------------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                     $  7,058         5,264         18,465       15,689
                                                                                ====================================================

BASIC PER COMMON SHARE DATA
  Income from continuing operations                                             $   0.29          0.23           0.76         0.63
  Income from discontinued operations                                               0.01          0.01           0.02         0.08
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                   $   0.30          0.24           0.78         0.71
                                                                                ====================================================

  Weighted average shares outstanding                                             23,562        22,235         23,548       22,017
                                                                                ====================================================

DILUTED PER COMMON SHARE DATA
  Income from continuing operations                                             $   0.29          0.22           0.76         0.62
  Income from discontinued operations                                               0.01          0.01           0.02         0.08
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                   $   0.30          0.23           0.78         0.70
                                                                                ====================================================

  Weighted average shares outstanding                                             23,778        22,553         23,767       22,334
                                                                                ====================================================

Dividends declared per common share                                             $   0.50          0.49           1.50         1.47

                           EASTGROUP PROPERTIES, INC.
            RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                   Three Months Ended           Nine Months Ended
                                                                                      September 30,               September 30,
                                                                                ----------------------------------------------------
                                                                                   2007          2006          2007          2006
                                                                                ----------------------------------------------------
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

Income from real estate operations                                              $  39,153        33,674        112,192       98,554
Expenses from real estate operations                                              (10,490)       (9,438)       (30,759)     (27,542)
                                                                                ----------------------------------------------------

PROPERTY NET OPERATING INCOME (PNOI)                                               28,663        24,236         81,433       71,012

Equity in earnings of unconsolidated investment
     (before interest and depreciation)                                               184           195            574          578
Interest income                                                                        38            68             94          111
Other income                                                                           20           221             65          255
General and administrative expense                                                 (1,993)       (1,990)        (5,868)      (5,434)
                                                                                ----------------------------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
    AMORTIZATION (EBITDA)                                                          26,912        22,730         76,298       66,522

Income from discontinued operations (before depreciation and amortization)             72           356            237        1,408
Interest expense (1)                                                               (7,086)       (6,314)       (20,162)     (19,046)
Interest expense from unconsolidated investment                                       (86)          (88)          (261)        (266)
Minority interest in earnings (before depreciation and amortization)                 (175)         (217)          (562)        (565)
Gain on sale of nondepreciable real estate                                              9             7             23          662
Dividends on Series D preferred shares                                               (656)         (656)        (1,968)      (1,968)
                                                                                ----------------------------------------------------

FUNDS FROM OPERATIONS (FFO) AVAILABLE TO COMMON STOCKHOLDERS                       18,990        15,818         53,605       46,747

Depreciation and amortization from continuing operations                          (12,200)      (10,396)       (35,312)     (30,827)
Depreciation and amortization from discontinued operations                            (41)         (163)          (150)        (674)
Depreciation from unconsolidated investment                                           (33)          (33)           (99)         (99)
Minority interest depreciation and amortization                                        42            38            121          113
Gain on sale of depreciable real estate investments                                   300             -            300          429
                                                                                ----------------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                         7,058         5,264         18,465       15,689

Dividends on preferred shares                                                         656           656          1,968        1,968
                                                                                ----------------------------------------------------

NET INCOME                                                                      $   7,714         5,920         20,433       17,657
                                                                                ====================================================

DILUTED PER COMMON SHARE DATA: (2)
Income from continuing operations                                               $    0.29          0.22           0.76         0.62
Income from discontinued operations                                                  0.01          0.01           0.02         0.08
                                                                                ----------------------------------------------------
Net income available to common stockholders                                     $    0.30          0.23           0.78         0.70
                                                                                ====================================================

Funds from operations available to common stockholders                          $    0.80          0.70           2.26         2.09
                                                                                ====================================================

Weighted average shares outstanding for EPS and FFO purposes                       23,778        22,553         23,767       22,334
                                                                                ====================================================

(1) Net of capitalized interest of $1,572,000 and $1,120,000 for the three months ended September 30, 2007 and 2006, respectively; and $4,425,000 and $3,096,000 for the nine months ended September 30, 2007 and 2006, respectively.

(2) Assumes dilutive effect of common stock equivalents.